UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 4, 2009

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-26059	87-0430322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1706, Di Wang Building, No. 30 Gan Shui Road, Nangang District, Harbin, People’s Republic of China 150001
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	86-451-53994073 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 4, 2009, Mr. Jiang Qi-Feng resigned from the Board of Directors (the “Board”) of China Sky One Medical, Inc. (the “Company”).  Mr. Jiang had served as an independent director, as a member of finance, executive, compensation and audit committees of the Board, and as the “audit committee financial expert” since February 22, 2008.  Mr. Jiang’s resignation was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective as of August 4, 2009, the Board appointed Mr. William Wei Lee as a director to fill the vacancy created by the resignation of Mr. Jiang.  The Company believes that Mr. Lee is an “independent director” as that term is defined by Nasdaq Rule 5605(a)(2).

Mr. Lee was also appointed to replace Mr. Jiang on the finance, executive, compensation and audit committees of the Board.  The Company believes that Mr. Lee is able to read and understand fundamental financial statements, did not participate in the preparation of the financial statements of the Company or any subsidiary during the past three years, and meets the requirements of independence set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

The Board also determined that Mr. Lee qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002, and he replaces Mr. Jiang in that capacity.

As a result of the foregoing, the Company remains in compliance with the independent director and audit committee composition requirements of Nasdaq Rule 5605.

William Wei Lee, 55, has been a Managing Director with Transworld Capital Group, a U.S. investment service firm specializing in cross-border M&A and fund raising between U.S. and China, since January 2007, with a break between April 2008 and November 2008, when he served as Chief Operating Officer (on loan) for Legend Media Corporation, a U.S.-listed company specializing in radio advertising in China. From April 2004 through December 2006, he served as Director of Strategic Development at TNT N.V., an Amsterdam-based provider of postal and logistics services, where he was responsible for M&A and China business strategy. Prior to this, between June 2003 and March 2004, he was a Project Manager at Roland Berger Strategy Consultants Ltd.  Mr. Lee earned a Master’s degree in Political Science from North Illinois University in 1989 and a Ph.D. in Political Science from Massachusetts Institute of Technology in 1994, where he completed MBA course work at Sloan School. He completed post-doctoral studies at the Fairbank Center for East Asia Studies, Harvard University, in 1995.

There was no arrangement or understanding between Mr. Lee and any other person pursuant to which he was selected as a director.  There is no family relationship between Mr. Lee and any of the Company’s other directors or executive officers.  Mr. Lee is not a director of any other public company or investment company.  Mr. Lee does not have any direct or indirect material interest in any transaction which would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

A copy of the Company’s press release issued on August 6, 2009, regarding the events described in Item 5.02 above, is attached hereto as Exhibit 99.1.  The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated August 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC
(Registrant)

Date:	August 6, 2009	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President